Exhibit 99.1

SRM Entertainment Reports 2023 Annual Results and Business Updates

Launched SRM’s patented Sip With Me cups branded with loveable characters

Added Industry Veterans to Team

Trusted Supplier for Major Theme Parks

JUPITER, FL / April 2, 2024 – SRM Entertainment, Inc., (Nasdaq: SRM) (the “Company” or “SRM”) which designs, develops, and manufactures custom products, toys and souvenirs for the world’s largest theme parks and other leading entertainment venues, announced its fiscal results for the year ended December 31, 2023.

For the year ended December 31, 2023, SRM had revenues of $5,760,533 and a gross profit of $1,317,450. We showed a net loss for the year of $2,053,859 which included the non-recurring costs of going public and awareness campaign which drove our expenses to be significantly higher than the previous year.

In 2023, SRM welcomed industry veterans to our team, adding imagination and artistic design talent along with a product development specialist. In addition to our existing theme park business, SRM currently has several new products in development that will be available in Orlando’s biggest theme parks later this year and in 2025. These new creations continue to demonstrate SRM’s ability to bring movies and imagination to life.

SRM’s design team was able to deliver several holiday themed products that were highly successful for our theme park customers. SRM designed and created new products from a billion-dollar movie franchise’s characters which were brought to life in theme parks worldwide. We launched SRM’s patented Sip With Me cups branded with loveable Smurfs, Zoonicorn and Animal Friend characters.

SRM has licensing relationships with many established content providers, and our products appear in venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld, Cedar Fair, Herschend Family Entertainment and Merlin Entertainment. We currently have licenses with Smurfs, The ICEE Company and Zoonicorn LLC, which allows us to create multiple products based on each character. Content providers trust us to design, create and manufacture unique, stylized extensions of their intellectual property through ongoing engagement with our consumers, therefore maximizing the lifetime value of their content.

“The SRM team delivered strong operational performance in 2023 adding new products, new customers and continuing to be a trusted supplier for our theme park customers. We plan to build on the momentum and success we have had with many of our innovative products this year as we move into 2025. We are seeing new and repeat orders of our patented Sip with Me collections which should help SRM expand our business and add new licensing partnerships” stated Rich Miller SRM’s CEO.

About SRM Entertainment, Inc.

SRM Entertainment designs, develops, and manufactures custom products, toys and souvenirs for the world’s largest theme parks and other entertainment venues. SRM products are available worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts - SeaWorld and other attractions. Many of SRM’s creative products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. SRM’s products are offered alongside popular rides and attractions in theme parks, zoos, aquariums, and other entertainment venues. SRM’s design team developed specialty dolls, plush and toys for one of New York City’s landmarks that features a popular holiday show. SRM’s design team is credited with creating popular products which have been successfully sold at specialty theme park events. SRM’s exclusive-patented Sip With Me cups feature fun, kid friendly Zoo, Sea and animal themed characters as well as licensed characters from Smurfs, ICEE and Zoonicorn.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the registration statement for the Offering filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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website: SRMentertainment.com